UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 12, 2019

OTTER TAIL CORPORATION

(Exact name of registrant as specified in its charter)

Minnesota	0-53713	27-0383995
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

215 South Cascade Street, P.O. Box 496, Fergus Falls, MN 56538-0496

(Address of principal executive offices, including zip code)

(866) 410-8780

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, par value $5.00 per share	OTTR	The Nasdaq Stock Market LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.          Entry into a Material Definitive Agreement.

On September 12, 2019, Otter Tail Power Company (the “Company”), a wholly owned subsidiary of Otter Tail Corporation (“OTC”), entered into a Note Purchase Agreement (the “Note Purchase Agreement”) with the purchasers named therein (the “Purchasers”), pursuant to which the Company has agreed to issue to the Purchasers, in a private placement transaction, $175 million aggregate principal amount of the Company’s senior unsecured notes consisting of (a) $10,000,000 aggregate principal amount of its 3.07% Series 2019A Senior Unsecured Notes due October 10, 2029 (the “Series 2019A Notes”), (b) $26,000,000 aggregate principal amount of its 3.52% Series 2019B Senior Unsecured Notes due October 10, 2039 (the “Series 2019B Notes”), (c) $64,000,000 aggregate principal amount of its 3.82% Series 2019C Senior Unsecured Notes due October 10, 2049 (the “Series 2019C Notes”), (d) $10,000,000 aggregate principal amount of its 3.22% Series 2020A Senior Unsecured Notes due February 25, 2030 (the “Series 2020A Notes”), (e) $40,000,000 aggregate principal amount of its 3.22% Series 2020B Senior Unsecured Notes due August 20, 2030 (the “Series 2020B Notes”), (f) $10,000,000 aggregate principal amount of its 3.62% Series 2020C Senior Unsecured Notes due February 25, 2040 (the “Series 2020C Notes”) and (g) $15,000,000 aggregate principal amount of its 3.92% Series 2020D Senior Unsecured Notes due February 25, 2050 (the “Series 2020D Notes”; and together with the Series 2019A Notes, the Series 2019B Notes, the Series 2019C Notes, the Series 2020A Notes, the Series 2020B Notes and the Series 2020C Notes, the “Notes”). The Series 2019A Notes, the Series 2019B Notes and the Series 2019C Notes are expected to be issued on October 10, 2019. The Series 2020A Notes, the Series 2020C Notes and the Series 2020D Notes are expected to be issued on February 25, 2020. The Series 2020B Notes are expected to be issued on August 20, 2020. The issuance of the Notes is subject to the satisfaction of certain customary conditions to closing.

The Note Purchase Agreement states that the Company may prepay all or any part of the Notes (in an amount not less than 10% of the aggregate principal amount of the Notes then outstanding in the case of a partial prepayment) at 100% of the principal amount so prepaid, together with unpaid accrued interest and a make-whole amount; provided that if no default or event of default exists under the Note Purchase Agreement, any prepayment made by the Company of all of the (a) Series 2019A Notes then outstanding on or after April 10, 2029, (b) Series 2019B Notes then outstanding on or after April 10, 2039, (c) Series 2019C Notes then outstanding on or after April 10, 2049, (d) Series 2020A Notes then outstanding on or after August 25, 2029, (e) Series 2020B Notes then outstanding on or after February 20, 2030, (f) Series 2020C Notes then outstanding on or after August 25, 2039 or (g) Series 2020D Notes then outstanding on or after August 25, 2049 will be made without any make-whole amount. The Note Purchase Agreement also requires the Company to offer to prepay all outstanding Notes at 100% of the principal amount together with unpaid accrued interest in the event of a Change of Control (as defined in the Note Purchase Agreement) of the Company.

The Note Purchase Agreement contains a number of restrictions on the business of the Company that will be effective upon execution of the Note Purchase Agreement. These include restrictions on the Company’s abilities to merge, sell assets, create or incur liens on assets, guarantee the obligations of any other party, and engage in transactions with related parties. The Note Purchase Agreement also contains other negative covenants and events of default, as well as certain financial covenants. Specifically, the Company may not permit its Interest-bearing Debt (as defined in the Note Purchase Agreement) to exceed 60% of Total Capitalization (as defined in the Note Purchase Agreement), determined as of the end of each fiscal quarter. The Company is also restricted from allowing its Priority Indebtedness (as defined in the Note Purchase Agreement) to exceed 20% of Total Capitalization, determined as of the end of each fiscal quarter. The Note Purchase Agreement does not include provisions for the termination of the agreement or the acceleration of repayment of amounts outstanding due to changes in the Company’s credit ratings. The Note Purchase Agreement includes a “most favored lender” provision generally requiring that in the event the Company’s existing credit agreement or any renewal, extension or replacement thereof, at any time contains any financial covenant or other provision providing for limitations on interest expense and such a covenant is not contained in the Note Purchase Agreement under substantially similar terms or would be more beneficial to the holders of the Notes than any analogous provision contained in the Note Purchase Agreement (an “Additional Covenant”), then unless waived by the Required Holders (as defined in the Note Purchase Agreement), the Additional Covenant will be deemed to be incorporated into the Note Purchase Agreement. The Note Purchase Agreement also provides for the amendment, modification or deletion of an Additional Covenant if such Additional Covenant is amended or modified under or deleted from the credit agreement, provided that no default or event of default has occurred and is continuing.

The Company intends to use the proceeds of the Notes for capital expenditures and general corporate purposes.

The summary in this Item 1.01 of the material terms of the Note Purchase Agreement is qualified in its entirety by reference to the full text of the Note Purchase Agreement, a copy of which is filed as Exhibit 4.1 hereto and incorporated herein by reference.

U.S. Bank National Association (“U.S. Bank”) and Bank of America, N.A. (“Bank of America”), acted as placement agents (the “Agents”) in connection with the Notes. The Agents and certain of their affiliates have had, and may in the future have, investment banking and other commercial dealings with the Company and its other affiliates, for which the Agents or their affiliates have received and may in the future receive customary compensation. Such dealings in the past five years have included the following:

(i) U.S. Bank and Bank of America are parties to OTC’s Third Amended and Restated Credit Agreement, as amended as of October 31, 2018, and the Company’s Second Amended and Restated Credit Agreement, as amended as of October 31, 2018; and

(ii) Bank of America Merrill Lynch Incorporated, an affiliate of Bank of America, and US Bancorp Investments, Inc., an affiliate of U.S. Bank, acted as placement agents in connection with a Note Purchase Agreement dated as of September 23, 2016 for the private placement of the OTC’s $80,000,000 3.55% Guaranteed Senior Notes due December 15, 2026;

Item 2.03               Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information contained in Item 1.01 above regarding the Company’s entry into the Note Purchase Agreement is incorporated herein by reference.

Item 9.01     Financial Statements and Exhibits

(d)	Exhibits

4.1	Note Purchase Agreement dated as of September 12, 2019 between Otter Tail Power Company and the Purchasers named therein.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OTTER TAIL CORPORATION

Date: September 16, 2019	By:	/s/ Kevin G. Moug
Kevin G. Moug
Chief Financial Officer